Exhibit 99.2

Natural Alternatives International, Inc.

Announces Release of Investor Presentation

CARLSBAD, CALIF, February 23, 2021 /PRNewswire/ --Natural Alternatives International, Inc. ("NAI") (Nasdaq: NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, today announced it has added an investor presentation to its website. The presentation can be found on the investor relations tab of our website at https://www.nai-online.com/our-company/investors/.

Mark A. Le Doux, Chairman and Chief Executive Officer of NAI stated, “This presentation is part of a broader initiative to increase active communication for current and potential shareholders. Our goal is to further convey our story, the long-term direction of the Company, and management’s goals going forward. Additionally, we plan to be more active in our investor relations approach by meeting with institutional investors and presenting at conferences. We are enthusiastic about our prospects and our ability to capitalize on numerous opportunities in our pipeline.”

About Natural Alternatives International, Inc.

NAI, headquartered in Carlsbad, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see our website at http://www.nai-online.com.

The information referenced in this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our future revenue profits and financial condition, our ability to develop, maintain or increase sales to new and existing customers, as well as future economic conditions and the impact of such conditions on our business. We wish to caution readers that these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI's financial performance and the forward-looking statements contained herein are further qualified by other risks, including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

SOURCE

Natural Alternatives International, Inc.

CONTACT

Michael Fortin, Chief Financial Officer

Natural Alternatives International, Inc.

760-736-7700

investor@nai-online.com.

http://www.nai-online.com